UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  September 12, 2011

CHINA SHANDONG INDUSTRIES INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	333-147666	20-8545693
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

No. 2888 Qinghe Road
Development Zone Cao County
Shandong Province, 274400 China
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:  (86) 530-3431658

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF AN OFFICER OR DIRECTOR; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Resignation of Independent Directors
On September 6, 2011, each of Yvonne Zhang and Man Zhang resigned from the Board of Directors of China Shandong Industries Inc. (the “Company”), including all committees thereof. There are no differences between either Yvonne Zhang or Man Zhang and the Company.

Grant of Stock Option to Chief Executive Officer
The Company entered into a stock option agreement dated September 7, 2011 (the “Li Stock Option Agreement”) with Jinliang Li, the Company’s Chief Executive Officer and Chairman.  The Li Stock Option Agreement provides for the grant to Mr. Li of a stock option to purchase 2,000,000 shares of Common Stock at an exercise price equal to $0.40 per share. The Li Stock Option Agreement became exercisable on September 7, 2011 and on such date becomes exercisable for a period of eleven (11) years with respect to all 2,000,000 shares.

Item 9.01.	Financial Statement and Exhibits

10.1	Li Stock Option Agreement dated September 7, 2011

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

China Shandong Industries, Inc.

Date: September 12, 2011	By:	/s/ Jinliang Li
Name: Jinliang Li Title: Chief Executive Officer